SUBSCRIPTION AGREEMENT

                           OFFICE MANAGERS, INC.
                           (A Nevada Corporation)
                     136 East South Temple, Suite 1600
                         Salt Lake City, Utah 84111


     The prospective purchaser who is signing below hereby tenders this Purchase Offer and applies for the purchase of the number of units of common stock, $.001 par value, set forth below, in Office Managers, Inc., (hereinafter "Corporation") at a price of $.10 per share and encloses a check payable to "Brighton Bank as Escrow Agent for Office Managers, Inc." in the amount set forth below for such units. The prospective purchaser understands that such funds will be held by Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111, as Escrow Agent for a period of up to 120 days (or an additional 60 days if so extended by the Company, for a total of 180 days), from the date of the Prospectus or until such time when 2,000,000 units have been purchased. The prospective purchaser further understands that such funds will be returned promptly to the prospective purchaser in the event that at least 2,000,000 units are not purchased and the payments therefor are not made within 210 days from the date of the Prospectus. The prospective purchaser hereby acknowledges receipt of a copy of the Prospectus.

     The prospective purchaser further hereby represents and warrants as follows:

     (1) He has carefully read the Prospectus and has relied solely upon the Prospectus and investigations made by him or by his purchaser representative in making the decision to purchase the units.

     (2) The prospective purchaser is aware that the units represent a high risk of speculation and has carefully read and considered the material set forth and particularly the materials in the "Risk Factors" of the Prospectus.

     (3) He, if a person, is at least 21 years of age and , whether or not a person, has adequate means of providing for his current needs and personal or other contingencies and has no need for liquidity in his investments.

     (4) He understands that this purchase offer does not become a purchase agreement unless the check submitted with the purchase offer is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of the Company. The Company may accept or reject any or all of the offer.

     (5) He hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this purchase offer or any agreements of the prospective purchaser hereunder and that such purchase agreements shall survive death, disability or transfer of control of the prospective purchaser.






     Dollar Amount of Purchase Offer:
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     Number of Units of Purchase Offer:
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     Special Instructions:
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Name of Prospective Purchaser          Home Telephone Number

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                                       Business Telephone Number

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Residence Street Address, if a person, or Principal Office
Address, if a business


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City          State      Country        Zip Code


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Mailing Address (If different)


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Taxpayer Identification or Social Security Number

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                                       Signature Prospective Purchaser

Accepted by Office Managers, Inc.


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Signature of Officer or Agent


Date: ----------------------------